AMENDMENT
                                to Exhibit 10.8


     AMENDMENT, dated December 27, 1999, to Shareholders' Agreement by and between Urban Cool Network, Inc. ("UCN") and Stanley Wolfson ("Wolfson") dated as of November 21, 1999 (the "Agreement").

                               W I T N E S S E T H

     WHEREAS, the parties hereto have previously entered into an agreement pursuant to which e-Commerce is developing certain agreements;

     WHEREAS, the parties hereto desire to amend and modify the aforementioned agreement; and

     WHEREAS, UCN was to make certain payments pursuant to the aforementioned agreement and has not done so as of the date hereof.

     NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

1. Article 2 is hereby amended by striking out the whole of Article 2 thereof as it now exists and inserting in lieu thereof a new Article 2 to read in its entirety as follows:

     2. Capital Contributions.

        (a.) UCN agrees to contribute $2,950,000 upon the consummation of a public offering of UCN's securities. In addition, the Warrant issued to Wolfson to purchase 1,000,000 shares of Common Stock of UCN (the "Warrant") shall be exercisable as follows: (i) warrants to purchase 200,000 shares of Common Stock shall be immediately granted and exerciseable upon the signing of the Amendment;
(ii) warrants to purchase 200,000 shares of Common Stock shall be exercisable upon e-Commerce Solutions, Inc., achieving gross sales of at least $2,500,000 within 24 months of the Funding Date, as defined on the Warrant;
(iii) warrants to purchase an additional 200,000 shares of Common Stock shall be exercisable upon e-Commerce Solutions, Inc., achieving gross sales of at least $7,500,000 within 24 months of the Funding Date, as defined on the Warrant; (iv) warrants to purchase an additional 200,000 shares of Common Stock shall be exercisable upon e-Commerce Solutions, Inc., achieving gross sales of at least $15,000,000 within 24 months of the Funding Date, as defined on the Warrant; and
(v) warrants to purchase an additional 200,000 shares of Common Stock shall be exercisable upon e-Commerce Solutions, Inc., achieving gross sales of at least $25,000,000 within 24 months of the Funding Date, as defined on the Warrant.

        (b.) UCN  agrees to  contribute  the sum of  $50,000  to the  Company on
December  27,  1999  pursuant  to  the   e-Commerce   Solutions,   Inc.   wiring
instructions, annexed as "Exhibit A" hereto.

2.   By adding a new ARTICLE TWENTY to read in its entirety as follows:

     20. Acknowledgement. The parties hereby agree and acknowledge that Wolfson has fully completed the items on Schedule 2(a) to the reasonable satisfaction of UCN and with Article 2(c).

     IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the day and year first above written.





                                                 URBAN COOL NETWORK, INC.


                                                  By:/s/ Jacob R. Miles
                                                     --------------------------
                                                  Name: Jacob R. Miles
                                                  Title: CEO


                                                 /s/ Stanley Wolfson
                                                 -----------------------------
                                                 Stanley Wolfson